Exhibit 99

Colgate Announces 4th Quarter and Full Year 2021 Results

Full Year 2021 Net sales increased 6.0%, Organic sales increased 4.5%

4Q 2021 Net sales increased 2.0%, Organic sales increased 3.0%

NEW YORK--(BUSINESS WIRE)--January 28, 2022--Colgate-Palmolive Company (NYSE:CL) today reported results for fourth quarter and full year 2021. Noel Wallace, Chairman, President and Chief Executive Officer, commented, “We were pleased to finish 2021 with a continuation of our strong growth momentum, particularly in our oral care and pet nutrition businesses, both of which delivered an acceleration in net and organic sales growth in full year 2021 versus 2020. We have delivered organic sales growth at or above our targeted range of 3% to 5% for three consecutive years, which gives us confidence that our investments behind our strategic priorities are delivering sustainable, profitable growth.

“As we begin 2022, our number one priority remains keeping Colgate people safe and healthy. There is still much uncertainty stemming from the COVID-19 pandemic, supply chain disruptions, increases in raw material and logistics costs and volatility in consumer demand and currencies. With costs expected to remain elevated in 2022, our funding the growth and revenue growth management initiatives, including higher pricing, will be more important than ever. We are encouraged that our investments in innovation, advertising and digital transformation are paying off and feel confident that we are well positioned to continue to deliver sustainable, profitable growth in 2022 and beyond.”

Full Year

  Net sales increased 6.0%, Organic sales* increased 4.5%
  On a GAAP basis, EPS declined 19% to $2.55 driven by goodwill and indefinite-lived intangible asset impairment charges in the fourth quarter related to the Filorga skin health business primarily due to the impact of the COVID-19 pandemic on the duty-free, travel retail and pharmacy channels
  On a Base Business basis, EPS* grew 5% to $3.21, in line with the Company's full year guidance
Full Year Total Company Results (GAAP)
($ in millions except per share amounts)	2021	2020	Change
Net Sales	$17,421	$16,471	+6.0%
EPS (diluted)	$2.55	$3.14	-19%

Full Year Total Company Results (Base Business - Non-GAAP)*
($ in millions except per share amounts)	2021	2020	Change
Organic Sales Growth			+4.5%
Base Business EPS (diluted)	$3.21	$3.06	+5%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 7 - Geographic Sales Analysis Percentage Changes” and “Table 9 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Fourth Quarter

  Net sales increased 2.0%, Organic sales* increased 3.0%
  On a GAAP basis, EPS declined 76% to $0.18 driven by goodwill and indefinite-lived intangible asset impairment charges related to the Filorga skin health business primarily due to the impact of the COVID-19 pandemic on the duty-free, travel retail and pharmacy channels
  On a Base Business basis, EPS* grew 3% to $0.79
  GAAP Gross profit margin and Base Business Gross profit margin* both decreased 300 basis points to 58.1%
  Net cash provided by operations was $3,325 year to date
  Colgate’s leadership in toothpaste continued with its global market share at 39.4% year to date
  Colgate’s leadership in manual toothbrushes continued with its global market share at 30.9% year to date
Fourth Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2021	2020	Change
Net Sales	$4,403	$4,324	+2.0%
EPS (diluted)	$0.18	$0.75	-76%

Fourth Quarter Total Company Results (Base Business - Non-GAAP)*
($ in millions except per share amounts)	2021	2020	Change
Organic Sales Growth			+3.0%
Base Business EPS (diluted)	$0.79	$0.77	+3%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” and “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Goodwill and Intangible Asset Impairment

During the fourth quarter, the Company took a non-cash, after-tax charge of $518 million to adjust the carrying values of goodwill and a trade name intangible asset related to the Filorga skin health business. The impairment was due primarily to the impact of the COVID-19 pandemic on the Filorga business as a result of government restrictions and reduced consumer mobility, which negatively impacted consumption in the duty-free, travel retail and pharmacy channels. The Company continues to believe in the strength of the Filorga brand and is confident about its growth opportunities.

2022 Global Productivity Initiative

Separately, the Company announced the 2022 Global Productivity Initiative. The program is intended to reallocate resources toward the Company's strategic priorities and faster growth businesses, drive efficiencies in the Company's operations and streamline the Company’s supply chain to reduce structural costs. Implementation of the 2022 Global Productivity Initiative is projected to result in cumulative pre-tax charges, once all phases are approved and implemented, totaling between $200 and $240 million. Annualized pre-tax savings are projected to be in the range of $90 to $110 million. The Company intends to execute the majority of the Global Productivity Initiative in the current calendar year.

Full Year 2022 Guidance

Based on current spot rates:

  The Company expects net sales growth to be 1% to 4% including a low-single-digit negative impact from foreign exchange.
  The Company expects organic sales growth to be within its long-term targeted range of 3% to 5%.
  On a GAAP basis, the Company expects gross profit margin expansion, increased advertising investment and double-digit earnings-per-share growth.
  On a non-GAAP (Base Business) basis, the Company expects gross profit margin expansion, increased advertising investment and low to mid-single-digit earnings-per-share growth.

Divisional Performance

The following are comments about divisional performance for fourth quarter 2021 versus the year ago period. See attached "Table 6 - Geographic Sales Analysis Percentage Changes" and "Table 5 - Segment Information" for additional information on net sales and operating profit by division.

Fourth Quarter Sales Growth By Division (% change 4Q 2021 vs. 4Q 2020)
	Net Sales	Organic Sales*	As Reported Volume	Organic Volume	Pricing	FX
North America	-1.0%	-1.5%	-1.0%	-1.0%	-0.5%	+0.5%
Latin America	+3.5%	+6.0%	-1.0%	-1.0%	+7.0%	-2.5%
Europe	-6.0%	-3.5%	-3.0%	-3.0%	-0.5%	-2.5%
Asia Pacific	+0.5%	+1.5%	+0.5%	+0.5%	+1.0%	-1.0%
Africa/Eurasia	+2.0%	+3.0%	-5.5%	-5.5%	+8.5%	-1.0%
Hill's	+12.0%	+13.0%	+7.0%	+7.0%	+6.0%	-1.0%

Total Company	+2.0%	+3.0%	—%	—%	+3.0%	-1.0%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Fourth Quarter Operating Profit By Division ($ in millions)
	4Q 2021	% Change vs 4Q 2020	% to Net Sales	Change in basis points vs 4Q 2020 % to Net Sales
North America	$168	-28%	18.1%	-690
Latin America	$238	-4%	26.0%	-190
Europe	$158	-7%	22.6%	-30
Asia Pacific	$204	-5%	28.2%	-160
Africa/Eurasia	$50	56%	20.1%	+700
Hill's	$241	18%	27.2%	+120

Total Company, As Reported	$365	-62%	8.3%	-1,410
Total Company, Base Business*	$936	-3%	21.3%	-110

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

North America (21% of Company Sales)

  The organic sales decline was driven by personal care and home care, as consumer demand in certain categories that had benefited from COVID-19-related demand declined year-over-year.
  In the United States, Colgate's share of the toothpaste market is 34.3% year to date and its share of the manual toothbrush market is 39.5% year to date.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and higher overhead expenses, driven by higher logistics costs, partially offset by cost savings from the Company’s funding-the-growth initiatives and decreased advertising investment.

Latin America (21% of Company Sales)

  Organic sales growth was led by Brazil, Argentina, Colombia and Mexico.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives, higher pricing, a valued-added tax refund and decreased advertising investment.

Europe (16% of Company Sales)

  Organic sales declines in the Filorga duty-free business and in Germany and France were partially offset by organic sales growth in Poland.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and higher overhead expenses, primarily due to higher logistics costs, partially offset by decreased advertising investment and cost savings from the Company’s funding-the-growth initiatives.

Asia Pacific (16% of Company Sales)

  Organic sales growth was led by Indonesia, India and the Philippines.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and higher overhead expenses, driven by higher logistics costs, partially offset by cost savings from the Company's funding-the-growth initiatives, a gain on an investment, decreased advertising investment and higher pricing.

Africa/Eurasia (6% of Company Sales)

  Organic sales growth was led by South Africa, Turkiye and the Saudi Arabia/Gulf States region.
  The increase in Operating profit as a percentage of Net sales was primarily due to decreased advertising investment, lower overhead expenses (despite significant increases in logistics costs), higher pricing and cost savings from the Company’s funding-the-growth initiatives, partially offset by significantly higher raw and packaging material costs.

Hill's Pet Nutrition (20% of Company Sales)

  Organic sales growth was led by the United States and Europe.
  The increase in Operating profit as a percentage of Net sales was primarily due to higher pricing, cost savings from the Company’s funding-the-growth initiatives, decreased advertising investment and lower overhead expenses (despite significant increases in logistics costs), partially offset by significantly higher raw and packaging material costs.

Webcast Information

At 8:30 a.m. ET today, Colgate will host a conference call regarding fourth quarter and full year results. To access this call as a webcast, please go to Colgate’s website at www.colgatepalmolive.com.

About Colgate-Palmolive

Colgate-Palmolive Company is a caring, innovative growth company reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition, the Company sells its products in more than 200 countries and territories under brands such as Colgate, Palmolive, elmex, hello, meridol, Sorriso, Tom’s of Maine, EltaMD, Filorga, Irish Spring, PCA Skin, Protex, Sanex, Softsoap, Speed Stick, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. The Company is recognized for its leadership and innovation in promoting environmental sustainability and community well-being, including its achievements in saving water, reducing waste, promoting recyclability and improving children’s oral health through its Bright Smiles, Bright Futures program, which has reached more than 1.4 billion children since 1991. For more information about Colgate’s global business and how the Company is building a future to smile about, visit www.colgatepalmolive.com. CL-E

The Company's annual meeting of stockholders is currently scheduled for Friday, May 6, 2022.

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods). Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In certain limited circumstances, the COVID-19 pandemic has impacted the ability of our third-party vendors to provide the Company with reliable updated market share data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin levels, earnings per share levels, financial goals, the impact of foreign exchange, the impact of COVID-19, cost-reduction plans, tax rates, new product introductions, commercial investment levels, acquisitions, divestitures, share repurchases, or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and/or the related webcast, which may not be the same as or comparable to similar measures presented by other companies:

  Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, goodwill and indefinite-lived intangible asset impairment charges, losses on the early extinguishment of debt, a value-added tax matter in Brazil, benefits resulting from the Global Growth and Efficiency Program, acquisition-related costs and a benefit related to a reorganization of the ownership structure of certain foreign subsidiaries and a new operating structure implemented within one of the Company's divisions.
  Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
  Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release discusses Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and twelve months ended December 31, 2021 versus 2020 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Worldwide Gross profit, Gross profit margin, Other (income) expense, net, Operating profit, Operating profit margin, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain acquisitions, divestitures and certain other unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and twelve months ended December 31, 2021 and 2020 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, pay dividends, fund future business opportunities and repurchase stock, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the twelve months ended December 31, 2021 and 2020 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for fourth quarter and full year results.)

Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended December 31, 2021 and 2020

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2021	2020

Net sales	$4,403	$4,324

Cost of sales	1,844	1,681

Gross profit	2,559	2,643

Gross profit margin	58.1%	61.1%

Selling, general and administrative expenses	1,598	1,633

Other (income) expense, net	25	41

Goodwill and indefinite-lived intangible impairment charges	571	—

Operating profit	365	969

Operating profit margin	8.3%	22.4%

Non-service related postretirement costs	18	18

Interest (income) expense, net	23	57

Income before income taxes	324	894

Provision for income taxes	136	202

Effective tax rate	42.0%	22.6%

Net income including noncontrolling interests	188	692

Less: Net income attributable to noncontrolling interests	40	45

Net income attributable to Colgate-Palmolive Company	$148	$647

Earnings per common share
Basic	$0.18	$0.76
Diluted	$0.18	$0.75

Supplemental Income Statement Information
Average common shares outstanding
Basic	842.1	854.1
Diluted	845.0	858.4

Advertising	$489	$549

Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Twelve Months Ended December 31, 2021 and 2020

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2021	2020

Net sales	$17,421	$16,471

Cost of sales	7,046	6,454

Gross profit	10,375	10,017

Gross profit margin	59.6%	60.8%

Selling, general and administrative expenses	6,407	6,019

Other (income) expense, net	65	113

Goodwill and indefinite-lived intangible impairment charges	571	—

Operating profit	3,332	3,885

Operating profit margin	19.1%	23.6%

Non-service related postretirement costs	70	74

Interest (income) expense, net	175	164

Income before income taxes	3,087	3,647

Provision for income taxes	749	787

Effective tax rate	24.3%	21.6%

Net income including noncontrolling interests	2,338	2,860

Less: Net income attributable to noncontrolling interests	172	165

Net income attributable to Colgate-Palmolive Company	$2,166	$2,695

Earnings per common share
Basic(1)	$2.56	$3.15
Diluted(1)	$2.55	$3.14

Supplemental Income Statement Information
Average common shares outstanding
Basic	845.0	856.8
Diluted	848.3	859.3

Advertising	$2,021	$1,948

Note:
(1) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not equal the earnings per share for any year-to-date period.

		Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of December 31, 2021 and December 31, 2020

(Dollars in Millions) (Unaudited)

	2021	2020
Cash and cash equivalents	$832	$888
Receivables, net	1,297	1,264
Inventories	1,692	1,673
Other current assets	576	513
Property, plant and equipment, net	3,730	3,716
Goodwill	3,284	3,824
Other intangible assets, net	2,462	2,894
Other assets	1,167	1,148
Total assets	$15,040	$15,920

Total debt	7,245	7,601
Other current liabilities	4,000	4,137
Other non-current liabilities	2,824	3,081
Total liabilities	14,069	14,819
Total Colgate-Palmolive Company shareholders’ equity	609	743
Noncontrolling interests	362	358
Total liabilities and equity	$15,040	$15,920

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$6,379	$6,676
Working capital % of sales	(2.7)%	(4.4)%

Note: (1) Marketable securities of $34 and $37 as of December 31, 2021 and 2020, respectively, are included in Other current assets.

		Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2021 and 2020

(Dollars in Millions) (Unaudited)

	2021	2020
Operating Activities
Net income including noncontrolling interests	$2,338	$2,860
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	556	539
Restructuring and termination benefits, net of cash	(21)	(71)
Stock-based compensation expense	135	107
Goodwill and indefinite-lived intangible impairment charges	571	—
Loss on early extinguishment of debt	75	23
Deferred income taxes	(132)	(120)
Cash effects of changes in:
Receivables	(84)	138
Inventories	(72)	(251)
Accounts payable and other accruals	14	520
Other non-current assets and liabilities	(55)	(26)
Net cash provided by operations	3,325	3,719

Investing Activities
Capital expenditures	(567)	(410)
Purchases of marketable securities and investments	(141)	(143)
Proceeds from sale of marketable securities and investments	141	124
Payment for acquisitions, net of cash acquired	—	(353)
Other	(25)	3
Net cash used in investing activities	(592)	(779)

Financing Activities
Short-term borrowing (repayment) less than 90 days, net	(171)	488
Principal payments on debt	(703)	(1,085)
Proceeds from issuance of debt	699	—
Dividends paid	(1,679)	(1,654)
Purchases of treasury shares	(1,320)	(1,476)
Proceeds from exercise of stock options	424	874
Purchases of non-controlling interests in subsidiaries	—	(99)
Other financing activities	(24)	33
Net cash used in financing activities	(2,774)	(2,919)

Effect of exchange rate changes on Cash and cash equivalents	(15)	(16)
Net increase (decrease) in Cash and cash equivalents	(56)	5
Cash and cash equivalents at beginning of the period	888	883
Cash and cash equivalents at end of the period	$832	$888

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	3,325	3,719
Less: Capital expenditures	(567)	(410)
Free cash flow before dividends	$2,758	$3,309

Income taxes paid	$890	$845

				Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Twelve Months Ended December 31, 2021 and 2020

(Dollars in Millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net Sales
Oral, Personal and Home Care

North America	$930	$940	$3,694	$3,741
Latin America	917	886	3,663	3,418
Europe	698	743	2,841	2,747
Asia Pacific	724	721	2,867	2,701
Africa/Eurasia	249	245	1,045	981

Total Oral, Personal and Home Care	3,518	3,535	14,110	13,588

Pet Nutrition	885	789	3,311	2,883

Total Net Sales	$4,403	$4,324	$17,421	$16,471

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Operating Profit
Oral, Personal and Home Care

North America	$168	$235	$754	$988
Latin America	238	247	1,012	975
Europe	158	170	682	652
Asia Pacific	204	215	844	773
Africa/Eurasia	50	32	203	206

Total Oral, Personal and Home Care	818	899	3,495	3,594

Pet Nutrition	241	205	901	793
Corporate(1)	(694)	(135)	(1,064)	(502)

Total Operating Profit	$365	$969	$3,332	$3,885

Note:
(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended December 31, 2021 included goodwill and indefinite-lived intangible impairment charges of $571.

Corporate Operating profit (loss) for the twelve months ended December 31, 2021 included goodwill and indefinite-lived intangible impairment charges of $571 and a benefit from a value-added tax matter in Brazil of $26. Corporate Operating profit (loss) for the twelve months ended December 31, 2020 included charges of $6 for acquisition-related costs and benefits of $16 related to the Global Growth and Efficiency Program, which ended on December 31, 2019.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended December 31, 2021 vs. 2020

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Incentives	Exchange

Total Company	2.0%	3.0%	—%	—%	3.0%	(1.0)%

North America	(1.0)%	(1.5)%	(1.0)%	(1.0)%	(0.5)%	0.5%

Latin America	3.5%	6.0%	(1.0)%	(1.0)%	7.0%	(2.5)%

Europe	(6.0)%	(3.5)%	(3.0)%	(3.0)%	(0.5)%	(2.5)%

Asia Pacific	0.5%	1.5%	0.5%	0.5%	1.0%	(1.0)%

Africa/Eurasia	2.0%	3.0%	(5.5)%	(5.5)%	8.5%	(1.0)%

Total CP Products	(0.5)%	1.0%	(1.5)%	(1.5)%	2.5%	(1.5)%

Hill’s	12.0%	13.0%	7.0%	7.0%	6.0%	(1.0)%

Emerging Markets(1)	2.5%	4.0%	(1.0)%	(1.0)%	5.0%	(1.5)%

Developed Markets	1.5%	2.5%	1.0%	1.0%	1.5%	(1.0)%

Note:
(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Twelve Months Ended December 31, 2021 vs. 2020

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Incentives	Exchange

Total Company	6.0%	4.5%	1.0%	1.0%	3.5%	1.5%

North America	(1.0)%	(2.0)%	(4.0)%	(4.0)%	2.0%	1.0%

Latin America	7.0%	8.0%	1.0%	1.0%	7.0%	(1.0)%

Europe	3.5%	(0.5)%	(0.5)%	(0.5)%	—%	4.0%

Asia Pacific	6.0%	3.0%	3.0%	3.0%	—%	3.0%

Africa/Eurasia	6.5%	7.0%	1.0%	1.0%	6.0%	(0.5)%

Total CP Products	4.0%	2.5%	—%	—%	2.5%	1.5%

Hill’s	15.0%	13.5%	8.0%	8.0%	5.5%	1.5%

Emerging Markets(1)	7.0%	6.5%	2.0%	2.0%	4.5%	0.5%

Developed Markets	4.5%	2.5%	0.5%	0.5%	2.0%	2.0%

Note:
(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2021 and 2020

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Operating Profit				2021	2020	% Change
Operating profit, GAAP				$365	$969	(62)%
Goodwill and indefinite-lived intangible impairment charges				571	—
Operating profit, non-GAAP				$936	$969	(3)%

						Basis Point
Operating Profit Margin				2021	2020	Change
Operating profit margin, GAAP				8.3%	22.4%	(1,410)
Goodwill and indefinite-lived intangible impairment charges				13.0%	—%
Operating profit margin, non-GAAP				21.3%	22.4%	(110)

Interest (Income) Expense				2021	2020
Interest (income) expense, GAAP				$23	$57
Loss on early extinguishment of debt				—	(23)
Interest (income) expense, non-GAAP				$23	$34

	2021
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$324	$136	$188	$148	42.0%	$0.18
Goodwill and indefinite-lived intangible impairment charges	571	53	518	518	(20.9)%	0.61
Non-GAAP	$895	$189	$706	$666	21.1%	$0.79

	2020
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$894	$202	$692	$647	22.6%	$0.75
Loss on early extinguishment of debt	23	5	18	18	—%	0.02
Non-GAAP	$917	$207	$710	$665	22.6%	$0.77

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2021 vs. 2020

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit				2021	2020
Gross profit, GAAP				$10,375	$10,017
Acquisition-related costs				—	4
Gross profit, non-GAAP				$10,375	$10,021

Selling, General and Administrative Expenses				2021	2020
Selling, general and administrative expenses, GAAP				$6,407	$6,019
Global Growth and Efficiency Program				—	3
Selling, general and administrative expenses, non-GAAP				$6,407	$6,022

Selling, General and Administrative Expenses as a Percentage of Net Sales						Basis Point
				2021	2020	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP				36.8%	36.5%	30
Global Growth and Efficiency Program				—%	0.1%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP				36.8%	36.6%	20

Other (Income) Expense, Net				2021	2020
Other (income) expense, net, GAAP				$65	$113
Global Growth and Efficiency Program				—	13
Acquisition-related costs				—	(2)
Value-added tax matter in Brazil				26	—
Other (income) expense, net, non-GAAP				$91	$124

Operating Profit				2021	2020	% Change
Operating profit, GAAP				$3,332	$3,885	(14)%
Global Growth and Efficiency Program				—	(16)
Acquisition-related costs				—	6
Value-added tax matter in Brazil				(26)	—
Goodwill and indefinite-lived intangible impairment charges				571	—
Operating profit, non-GAAP				$3,877	$3,875	—%

						Basis Point
Operating Profit Margin				2021	2020	Change
Operating profit margin, GAAP				19.1%	23.6%	(450)
Global Growth and Efficiency Program				—%	(0.1)%
Value-added tax matter in Brazil				(0.2)%	—%
Goodwill and indefinite-lived intangible impairment charges				3.4%	—%
Operating profit margin, non-GAAP				22.3%	23.5%	(120)

Interest (Income) Expense, Net				2021	2020
Interest (income) expense, GAAP				$175	$164
Losses on early extinguishment of debt				(75)	(23)
Interest (income) expense, non-GAAP				$100	$141

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2021 vs. 2020

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2021
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$3,087	$749	$2,338	$2,166	24.3%	$2.55
Goodwill and indefinite-lived intangible impairment charges	571	53	518	518	(2.1)%	0.61
Loss on early extinguishment of debt	75	20	55	55	(0.3)%	0.07
Value-added tax matter in Brazil	(26)	(6)	(20)	(20)	0.1%	(0.02)
Non-GAAP	$3,707	$816	$2,891	$2,719	22.0%	$3.21

	2020
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$3,647	$787	$2,860	$2,695	21.6%	$3.14
Global Growth and Efficiency Program	(16)	(3)	(13)	(13)	—%	(0.02)
Subsidiary and operating structure initiatives	—	71	(71)	(71)	2.0%	(0.08)
Acquisition-related costs	6	2	4	4	—%	—
Loss on early extinguishment of debt	23	5	18	18	—%	0.02
Non-GAAP	$3,660	$862	$2,798	$2,633	23.6%	$3.06

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Contacts

John Faucher 212-310-3653
Hope Spiller 212-310-2291